UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 16, 2009

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 16, 2009, we issued a press release regarding our fourth quarter and year end results for fiscal 2009. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain information in this report (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing we have made under the Securities Act of 1933, except as expressly set forth by specific reference in such a filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 16, 2009, our authorized officers, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and our Audit Committee concluded that our financial statements for the fiscal quarters ended July 31, 2008 and October 31, 2008 should no longer be relied upon because of an accounting error in such financial statements.

The accounting error related to unreconciled differences in certain inventory clearing accounts which were identified by management during our year-end closing processes and necessitated the requirement for restatement of previously reported quarterly financial results only for the quarters ended July 31, 2008 and October 31, 2008.

Amounts previously reported for the second and third quarters of fiscal 2009 have been restated. The restatement adjustments affected the previously reported balances for accounts payable and cost of sales, which components affect reported gross profit, income tax provision (benefit), operating income (loss) from continuing operations, net income (loss) and basic and diluted earnings per share. The restatement did not affect prior year financial statements nor did it impact previously reported cash flows.

The impact of the adjustments was to increase costs of sales and reduce operating income (loss) from continuing operations before income taxes and minority interest by $2,197,000 and $423,000 in the second and third quarters of fiscal 2009, respectively. As a result of these changes, income tax calculations were also impacted resulting in a reduction of income tax expense by $283,000 and $61,000 in the second and third quarters of fiscal 2009, respectively. As a consequence, basic earnings per share (“EPS”) was reduced by 8 cents per share and 2 cents per share and diluted EPS by 8 cents per share and 1 cent per share in the second and third quarters of fiscal 2009, respectively.

As a result of these adjustments, cost of sales for the 9 months ended October 31, 2008 was cumulatively adjusted by $2,620,000, income tax expense was cumulatively adjusted by $344,000 and net income (loss) for the 9 months ended October 31, 2008 was cumulatively adjusted by $2,276,000. EPS for the corresponding 9 month period ended October 31, 2008 was reduced by 9 cents per share.

Restated quarterly financial data reflecting the correction of this accounting error is included in Note 15 to the financial statements filed today on Form 10-K for fiscal 2009.

Management, including our Chief Executive Officer and Chief Financial Officer, has assessed the impact of the accounting error on our disclosure controls and procedures, including internal control over financial reporting, and has determined that the accounting error represented a material weakness as of January 31, 2009. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has concluded that we did not maintain effective controls over the period end reconciliation of inventory liability clearing accounts as of January 31, 2009. Specifically, our account reconciliations, analyses and review procedures were ineffective as it relates to the following: (1) timely completion of the account reconciliation, (2) independent and timely review of the reconciliation, and (3) review and approval of journal entries related to these accounts. Because of this material weakness, management, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure control and procedures, including internal control over financial reporting, were not effective as of January 31, 2009.

Notwithstanding the material weakness, management believes that the financial statements included on Form 10-K for fiscal 2009 fairly present in all material respects our financial position, results of operations and cashflows for the periods presented. Our audit committee and authorized officers discussed with our registered independent public accountants the matters disclosed in this Item 4.02.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated April 16, 2009, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

Date: April 16, 2009